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EX-99-1
JOINT FILING AGREEMENT
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                                                                     Exhibit 1

                                    AGREEMENT
                          JOINT FILING OF SCHEDULE 13G


            The undersigned hereby agree to file jointly the Statement on
Schedule 13G (the "Statement") relating to the Common Stock, $.001 par value per share, of Coinstar, Inc., and any further amendments thereto which may be deemed necessary pursuant to Regulation 13D or G promulgated under Section 13 of the Securities Exchange Act of 1934, as amended.

            It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the Statement, filed on behalf of each of the parties hereto.

            This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 12th day of February, 1999.

                                    VENCAP, INC.


                                    By: /s/ William R. McKenzie
                                       ---------------------------------------
                                       Name:  William R. McKenzie
                                       Title: Vice President


                                    ONEX CORPORATION


                                    By: /s/ Donald W. Lewtas
                                       ---------------------------------------
                                       Name:  Donald W. Lewtas
                                       Title: Authorized Signatory

                                    /s/ Donald W. Lewtas
                                    ------------------------------------------
                                    Donald W. Lewtas
                                    Authorized Signatory for
                                    GERALD SCHWARTZ


                                    812374 ALBERTA LTD.


                                    By: /s/ Mark Hilson
                                       ---------------------------------------
                                       Name: Mark Hilson
                                       Title: Director